[Letterhead]

                                                               EXHIBIT 23.10

Coopers                                                 Coopers & Lybrand L.L.P.
& Lybrand                                           a professional services firm



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement of PhyMatrix Corp. on Form S-4 (File No. 333-09187) of our report dated January 9, 1996, on our audit of the financial statements of Cancer Specialists of Georgia, P.C. We also consent to the reference to our firm under the caption "Experts."


                                             /s/ Coopers & Lybrand L.L.P.
Boston, Massachusetts
September 18, 1996